UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2020

CYTOSORBENTS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36792	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey		08852
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CTSO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On July 24, 2020, CytoSorbents Corporation, a Delaware corporation (the “Company”), completed its previously announced underwritten public offering (the “Offering”) made pursuant to the Underwriting Agreement, dated as of July 21, 2020, by and among Cowen and Company, LLC and SVB Leerink LLC, as representatives of the several underwriters named therein (the “Underwriters”). On July 22, 2020, the Underwriters notified the Company that they had exercised their option to purchase an additional 789,473 shares of common stock, $0.001 par value per share (the “Common Stock”) in full. After giving effect to the full exercise of the Underwriters’ option, the Company issued and sold an aggregate 6,052,631 shares of Common Stock in the Offering, pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-226372). The Company received gross proceeds of approximately $57.5 million, before deducting the underwriting discounts and commissions and fees and expenses payable by the Company in connection with the Offering. Cowen and SVB Leerink acted as joint book-running managers for the Offering. B. Riley FBR acted as co-manager for the Offering.

Item 9.01	Exhibits

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Morgan, Lewis & Bockius LLP
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 24, 2020	CytoSorbents Corporation

	By:	/s/ Dr. Phillip P. Chan
		Name:	Dr. Phillip P. Chan
		Title:	Chief Executive Officer